Exhibit 99.1

DENVER, January 3, 2017 /PRNewswire/ -- GrowGeneration Corp. (OTCQB: GRWG), GrowGeneration ("GrowGen" or the "Company") one of the largest specialty retail hydroponic and organic gardening store chains, selling to both the commercial and home cannabis markets, announced today that it hired Joseph Prinzivalli to the position of Inventory Controller.

As Inventory Manager, from July 2014-December 2016, Joe was responsible for overseeing the movement and integrity of all Way To Grow physical inventories and managed analytical/reporting functions. Joe coordinated the shipment of goods to stores and customers with 3rd party shippers and suppliers and managed distribution operations. He worked across departments and with suppliers to rectify inventory variances from inbound and cross store shipments, as well as planned and executed physical inventory counts.

From July 2011-June 2014, Joe served as Way To Grow's Distribution Center Manager, where he identified the need for and implemented all distribution operations for Way to Grow. His primary responsibilities were to oversee all day to day operations within the distribution center including logistics, people management, process definition/improvement, and fulfillment, while remaining focused on cost reduction.

GrowGen CEO Comments

Darren Lampert, Co-Founder and CEO, said, "The hiring of Joe Prinzivalli, as our Inventory Controller further solidifies the management team of GrowGen. Joe's years of experience, working for one of the largest hydroponic retailers, brings not only years of inventory management experience, but also an executive who has strong operational leadership skills who will assist us in the direction of purchasing and distribution. We are extremely excited to have Joe on our team."

Joe Prinzivalli Comments

Joseph Prinzivalli said, "The opportunity to work with a growth company, with a senior management team that has the vision and mission to develop the first national chain of hydroponic retail stores, drove my decision to accept the position of Inventory Controller. I am ready for the challenge and believe I have the skills and experience to assist GrowGeneration in achieving its national goals."

About GrowGeneration Corp.:

GrowGeneration Corp. ("GrowGen") owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGen has 11 locations, which includes 9 locations in Colorado, 1 location in California and 1 location in Nevada. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers. Our mission is to own and operate GrowGeneration branded stores in all the major legalized cannabis states. Management estimates that roughly 1000 hydroponic stores are in operation in the U.S. According to ArcView Market Research, the U.S. cannabis market was $5.7 billion in 2015 and is expected to reach $7.2 billion at the end of 2016. By 2020 the market is estimated to reach over $23 billion with a compound annual growth rate of 32%.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as "look forward," "believe," "continue," "building," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: http://www.sec.gov, and on our website, at: http://www.growgeneration.com.

Connect:
Website: http://www.GrowGeneration.com
Facebook:GrowGenerationCorp
Twitter: @GrowGenOK
Instagram: Growgeneration_corp

Company Inquiries:
GrowGeneration Corp.
+1-610-216-0057
michael@growgeneration.com

SOURCE GrowGeneration Corp